UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 27, 2007

CASCADE FINANCIAL CORPORATION
(Exact Name of Registrant as Specified in Charter)

Washington	000-25286	91-1661954
State of other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification Number)

2828 Colby Avenue, Everett, WA 98201
(Address of principal executive offices, including Zip Code)

(425) 339-5500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425).

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01	Entry into a Material Definitive Agreement.

On November 27, 2007, the employment agreement between Cascade Financial Corporation (“Cascade”) and Carol K. Nelson (“Nelson”), the President and Chief Executive Officer of the Cascade, and the change in control agreements with Cascade’s six other executive officers (the “Agreements”) were amended primarily to bring them into compliance with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended.

The amendments were not intended to materially increase the benefits payable under the Agreements.

The amended employment agreement with Nelson is attached hereto as Exhibit 10.1.  A form of the amended change in control agreement with the six other executive officers is attached hereto as Exhibit 10.2.  The change in control agreements for the six other executive officers will be attached as Exhibits 10.1-10.6 to the 2007 Annual Report on Form 10-K.

Cascade does not have any material relationship with Nelson other than the employment agreement and certain stock based compensation agreements between the Cascade and Nelson.

Cascade does not have any material relationship with the six other executive officers other than the change of control agreement and certain stock based compensation agreements between the Cascade and the six executive officers.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit	Description
10.1	Employment Agreement by and between Carol K. Nelson and Cascade
10.2	Form of Amendment to Change of Control Agreement Dated November 27, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:                      November 30, 2007

By: /s/ Carol K. Nelson
Its: President and CEO